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                              CERTIFICATE OF TRUST


         THIS Certificate of Trust of Pioneer Winthrop Real Estate Investment Fund (the "Trust"), dated April 18, 1995, is being duly executed and filed by the persons named below as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

              1. Name. The name of the business trust formed hereby is Pioneer Winthrop Real Estate Investment Fund.

              2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

              3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

              4. Series Trust. Notice is hereby given that pursuant to Section 3804 of the Delaware Business Trust Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally.

              5. Registered Investment Company. The Trust will become a registered investment company under the Investment Company Act of 1940, as amended, prior to or within 180 days following the first issuance of beneficial interests.

         IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Certificate of Trust as of the date first above-written. /s/ John F. Cogan, Jr. John F. Cogan, Jr. As Trustee and not individually


                                       /s/ Richard H. Egdahl
                                       Richard H. Egdahl
                                       As Trustee and not individually


                                       /s/ Margaret B.W. Graham
                                       Margaret B.W. Graham
                                       As Trustee and not individually


                                       /s/ Arthur J. Halleran, Jr.
                                       Arthur J. Halleran, Jr.
                                       As Trustee and not individually


                                       /s/ Stephen G. Kasnet
                                       Stephen G. Kasnet
                                       As Trustee and not individually


                                       /s/ John W. Kendrick
                                       John W. Kendrick
                                       As Trustee and not individually


                                       /s/ Marguerite A. Piret
                                       Marguerite A. Piret
                                       As Trustee and not individually


                                       /s/ David D. Tripple
                                       David D. Tripple
                                       As Trustee and not individually


                                       /s/ Stephen K. West
                                       Stephen K. West
                                       As Trustee and not individually


                                       /s/ John Winthrop
                                       John Winthrop
                                       As Trustee and not individually